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                                                                     Exhibit 2.9


                              CERTIFICATE OF MERGER

                                       OF

                             NINTH SUBSIDIARY, L.P.

                                      into

                     CORPORATE PROPERTY ASSOCIATES 9, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                           dated: ______________, 19__

                  The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C.
Section 17-101, et seq. (the "Act").

                  DOES HEREBY CERTIFY:

                  FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                                           Jurisdiction of

                  Name                                                 Formation or Organization
                  ----                                                 -------------------------
Ninth Subsidiary, L.P.                                                          Delaware

Corporate Property Associates 9, L.P.,                                          Delaware
a Delaware limited partnership

                  SECOND: An Agreement of Merger has been approved and executed by Ninth Subsidiary, L.P. and Corporate Property Associates 9, L.P., a Delaware limited partnership ("CPA 9").

                  THIRD: The name of the surviving Delaware limited partnership is "Corporate Property Associates 9, L.P., a Delaware limited partnership".

                  FOURTH: The merger of Ninth Subsidiary, L.P. into CPA 9 shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

                  FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is 50 Rockefeller Plaza, New York, NY 10020.
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                  SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of Ninth Subsidiary, L.P. and to any partner of CPA 9.

                                      CORPORATE PROPERTY ASSOCIATES 9, L.P., A
                                      DELAWARE LIMITED PARTNERSHIP

                                      By: Ninth Carey Corporate Property,
                                          Inc., its Managing General Partner


                                          By:__________________________________
                                             Name:
                                             Title:

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